Barinthus Bio Reports Full Year 2025 Financial Results and Updates on Corporate Developments

•Proposed combination with Clywedog Therapeutics Inc. (“Clywedog”) to create a differentiated company focusing on clinical metabolic and autoimmune pipeline assets and to build on the Company’s base of high caliber institutional investors, expected to complete in the second quarter of 2026
•Multiple ascending dose part of the Phase 1 AVALON trial of VTP-1000 in celiac disease patients is progressing; data expected in the second half of 2026

GERMANTOWN, Maryland, March 13, 2026 (GLOBE NEWSWIRE) – Barinthus Biotherapeutics plc (NASDAQ: BRNS) (“Barinthus Bio,” or the “Company”), today announced its financial results for the year ended December 31, 2025, and provided an overview of the Company’s corporate developments. Barinthus Bio is an immunology and inflammation (“I&I”) company focused on developing therapies that promote immune tolerance with curative potential.

“As we move into 2026, we are excited by the proposed combination of Barinthus Bio and Clywedog, which positions us for multiple near-term catalysts emerging from our differentiated and complimentary clinical portfolio.” said Bill Enright, Chief Executive Officer of Barinthus Bio. “We finished 2025 reporting encouraging results from the single ascending dose portion of the Phase 1 AVALON clinical trial of VTP-1000 in celiac disease, and expect multiple ascending dose data in the second half of 2026. These upcoming results will help us confirm whether VTP-1000 has the potential to be disease-modifying by restoring balance to the immune system.”

Corporate Milestones

•In January 2025, Barinthus Bio announced a strategic business refocus and restructuring to prioritize immunology and inflammation indications, including antigen-specific immune tolerance and the development of VTP-1000 in celiac disease. Infectious disease and oncology assets, collectively referred to as "Barinthus legacy assets," which include VTP-300 in chronic hepatitis B ("CHB") and VTP-850 in prostate cancer, were deprioritized for direction operations, and will only be progressed with a partner.

•In May 2025, Barinthus Bio presented data from two Phase 2 clinical trials of VTP-300 in CHB at the European Association for the Study of the Liver (“EASL”) Congress 2025 showing VTP-300 induced meaningful and sustained reductions in hepatitis B surface antigen levels.

•In September 2025, Barinthus Bio announced it had entered into a definitive merger agreement to combine in an all-stock transaction with Clywedog, a private company advancing breakthrough medicines in diabetes. The newly combined company will advance a differentiated portfolio of clinical-stage candidates targeting metabolic and autoimmune diseases, with four clinical data milestones expected within 18 months of the closing of the transaction.

•In December 2025, Barinthus Bio announced that the single ascending dose portion of the Phase 1 AVALON trial (NCT06310291) of VTP-1000 for the treatment of celiac disease had been completed. A total of 18 patients were enrolled in three placebo-controlled cohorts of ascending doses. VTP-1000 was well tolerated at all dose levels with no treatment-related serious adverse events. Pharmacodynamic analyses, including IL-2 response, confirmed T cell recognition of VTP-1000 in celiac patients across cohorts.
•In February 2026, Barinthus Bio announced it had entered into an amendment to the definitive merger agreement with Clywedog to update the exchange ratio framework to provide additional flexibility in finalizing the transaction terms and to revise certain minimum cash requirements to reflect anticipated transaction timing. All other material terms remain unchanged.

Upcoming Milestones

Celiac Disease (VTP-1000):
•Data from the multiple ascending dose portion of the Phase 1 AVALON clinical trial, which includes a gluten challenge following three doses of test medication, is expected in the second half of 2026.

Corporate:
•Barinthus Bio expects to complete the merger with Clywedog in the second quarter of 2026. Upon the closing of the transaction, the combined company will be renamed “Clywedog Therapeutics Holdings, Inc.” and is expected to trade on the NASDAQ under the new ticker symbol “CLYD.” The combined company's estimated cash runway is expected to extend through 2027, supported by existing cash and additional investments by OrbiMed and TPAV, LLC, both existing shareholders in Clywedog, and new investors.

2025 Financial Highlights

•Cash: As of December 31, 2025, cash, cash equivalents and restricted cash were $71.9 million, compared to $112.4 million as of December 31, 2024. The $40.5 million decrease was a result of the net cash used in operating activities of which $48.0 million was used for the development of the Company's pipeline and general corporate expenses, offset by a $7.0 million translational gain from the conversion of balances in pound sterling denominated entities to the United States dollar reporting currency and $0.5 million in proceeds from the sale of equipment in the U.K. following the closure of the site. Based on standalone research and development plans, the Company expects its available resources to fund its operating expenses and capital expenditure requirements for at least the next 12 months from the date of issuance of the financial statements.
•Research and Development Expenses: Research and development expenses were $25.6 million in 2025 compared to $42.2 million in 2024. The decrease was primarily attributable to reduced activity in the Barinthus legacy asset clinical programs and the reduction in workforce. The year-on-year research and development expenses are outlined in the following table, with the expense primarily attributable to the continued progression of the Phase 1 AVALON clinical trial of VTP-1000 in celiac disease, and the reduced activity on legacy assets in infectious disease and oncology. It is anticipated that research and development expenses related to the Barinthus legacy assets in infectious disease and oncology will continue to decrease going forward as the clinical trials complete, and that research and development expenses related to autoimmune program will continue at current levels or increase, as the clinical development continues.

	Twelve months ended December 31, 2025	Twelve months ended December 31, 2024	Change
	$000	$000	$000
Direct research and development expenses by program:
VTP-1000 Celiac	$6,063	$5,486	$577
Barinthus legacy assets[1]	8,531	18,223	(9,692)
Total direct research and development expenses	14,594	23,709	(9,115)
Indirect research and development expenses:
Personnel-related (including share-based compensation)	8,413	15,867	(7,454)
Facility related	1,370	1,249	121
Other indirect costs	1,187	1,411	(224)
Total indirect research and development expenses	10,970	18,527	(7,557)
Total research and development expense	$25,564	$42,236	$(16,672)
1 In January 2025, we announced a strategic focus on developing a pipeline in I&I, and the deprioritization of our programs in infectious disease and oncology. The following programs were previously presented separately and have been grouped collectively as "Barinthus Legacy Assets" for both years presented: VTP-300 HBV, VTP-850 Prostate Cancer, VTP-200 HPV, VTP-600 NSCLC, VTP-500 MERS and other and earlier stage programs.
•General and Administrative Expenses: General and administrative expenses were $40.8 million in 2025, compared to $29.7 million in 2024. The increase of $11.1 million related primarily to an increase in unrealized losses on foreign exchange driven mainly by translation of United States dollar balances in pound sterling denominated entities and an increase in professional fees attributable to strategic activity, partially offset by decreases in personnel-related expenses and other costs following the strategic prioritization in the year.

•Impairment of Intangible Assets: Impairment of intangible assets expense was $4.7 million in 2025, compared to nil in 2024. The anticipated valuation of the company, as implied by the definitive merger agreement with Clywedog entered into in the year, was less than the carrying value of the net assets and therefore resulted in an impairment of the intangible assets in the third quarter of 2025.
•Net Loss: For the financial year 2025, the Company generated a net loss attributable to its shareholders of $66.5 million, or $(1.64) per share on both basic and fully diluted bases, compared to a net loss attributable to its shareholders of $61.1 million, or $(1.55) per share on both basic and fully diluted bases for the financial year 2024.

About Barinthus Bio
Barinthus Biotherapeutics (NASDAQ: BRNS) is a clinical-stage biopharmaceutical company developing novel immunotherapeutic candidates designed to guide the immune system to overcome autoimmunity and chronic infectious diseases. Helping people and their families living with serious diseases is the guiding principle at the heart of Barinthus Bio. With a focused pipeline built around its proprietary platform technologies, Barinthus Bio is advancing immunotherapeutic product candidates in autoimmunity including: VTP-1000, which utilizes the Company's SNAP-Tolerance Immunotherapy (SNAP-TI) platform and is designed to treat people with celiac disease. Barinthus Bio’s differentiated technology platform and therapeutic approach, coupled with deep scientific expertise and focus on clinical development, positions the Company to navigate towards delivering treatments that improve the lives of people with autoimmunity. For more information, visit www.barinthusbio.com.
Forward Looking Statements
This press release contains forward-looking statements regarding Barinthus Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “plan,” “forward,” “encouraging,” “believe,” “potential,” “expect,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding future expectations, plans and prospects, including product development activities and clinical trials, including timing for readouts of any preliminary, interim or final data for any of our programs, the timing for initiation of any clinical trials, anticipated regulatory filings and approvals, the Company’s cash runway and cash burn, the Company’s ability to develop and advance current and future product candidates and programs,the Company’s ability to establish and maintain collaborations or strategic relationships, the proposed transaction with Clywedog, the exchange of equity interests contemplated by the merger agreement, the issuance of shares of common stock of the newly formed combined company contemplated by the merger agreement, including the final exchange ratios, the anticipated percentage of the combined company securities to be received by Clywedog and Barinthus Bio shareholders in connection with the proposed transaction, the expected timing of the closing of the proposed transaction, the ability of the parties to complete the proposed transaction considering the various closing conditions, the expected benefits of the proposed transaction, the competitive ability and position of the combined company after completion of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, including without limitation the expected cash runway of the combined company, and the expected or estimated amount, achievability, sources, impact and timing of cost synergies and revenue, growth, operational enhancement, expansion and other value creation opportunities from the proposed transaction. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the success, cost and timing of the Company’s pipeline development activities and planned and ongoing clinical trials, including the risk that the timing for preliminary, interim or final data or initiation of clinical trials may be delayed, the risk that interim or topline data may not reflect final data or results, the Company’s ability to execute on strategy, regulatory developments, the risk that the Company may not achieve the anticipated benefits of our pipeline prioritization and corporate restructuring, the Company’s ability to fund its operations and access capital, the Company’s cash runway, including the risk that the estimate of the cash runway may be incorrect, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect our business and the price of our securities, the risk that that the proposed transaction may involve unexpected costs, liabilities or delays, or divert management’s attention from our ongoing business operations, the risk of any legal proceedings related to the proposed transaction or otherwise, or the impact of the proposed transaction thereupon, the risk that the anticipated benefits of the proposed transaction may otherwise not be fully realized or may take longer to realize than expected, risks relating to the value of the combined company securities to be issued in the proposed transaction, the risks associated with global economic uncertainty, including disruptions in the banking industry, the conflicts in Ukraine, Iran, Israel and Gaza, the disruptions in U.S. federal government operations, tariffs imposed by the U.S. and other countries, and the other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent annual report on Form 10-K and subsequent filings the Company may make with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Additional Information and Where to Find It
In connection with the proposed transaction, the combined company plans to file with the SEC and mail or otherwise provide to Barinthus Bio's investors and security holders a registration statement on Form S-4 that will contain a joint proxy statement/prospectus (the “Registration Statement”). BARINTHUS BIO’S INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY BARINTHUS BIO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the Registration Statement and other documents that the combined company files with the SEC (when available) from the SEC’s website at www.sec.gov or at investors.barinthusbio.com.

No Offer or Solicitation
This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation
Clywedog, Barinthus Bio and their respective directors, executive officers, other members of management, certain employees and other persons may be deemed to be participants in the solicitation of proxies from the security holders of Barinthus Bio in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Barinthus Bio’s directors and executive officers in Barinthus Bio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 13, 2026. To the extent holdings of Barinthus Bio’s securities by Barinthus Bio’s directors and executive officers have changed since the amounts set forth in such Annual Report on Form 10-K, such changes have been or will be reflected on subsequent Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Registration Statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Barinthus Bio’s website at investors.barinthusbio.com.

BARINTHUS BIOTHERAPEUTICS PLC
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)
(UNAUDITED)

	As of December 31, 2025	As of December 31, 2024
ASSETS
Cash and cash equivalents	$70,456	$110,662
Restricted cash	1,396	1,738
Research and development incentives receivable	1,108	7,139
Prepaid expenses and other current assets	4,830	6,203
Total current assets	77,790	125,742
Property and equipment, net	3,523	7,373
Intangible assets, net	14,288	21,947
Right of use assets, net	1,638	4,384
Other assets	930	881
Total assets	$98,169	$160,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	350	2,474
Accrued expenses and other current liabilities	6,249	9,525
Deferred income	1,396	1,738
Operating lease liability - current	2,023	1,920
Total current liabilities	10,018	15,657
Non-current liabilities:
Operating lease liability - non-current	9,258	10,087
Contingent consideration	2,871	2,650
Other non-current liabilities	1,476	1,360
Deferred tax liability, net	254	438
Total liabilities	$23,877	$30,192
Commitments and contingencies (Note 16)
Stockholders’ equity:
Ordinary shares, £0.000025 nominal value; 40,848,893 shares authorized, issued and outstanding (December 31, 2024: authorized, issued and outstanding: 40,234,663)	1	1
Deferred A shares, £1 nominal value; 63,443 shares authorized, issued and outstanding (December 31, 2024: authorized, issued and outstanding: 63,443)	86	86
Additional paid-in capital	393,944	393,474
Accumulated deficit	(304,092)	(237,664)
Accumulated other comprehensive loss – foreign currency translation adjustments	(15,731)	(25,868)
Total stockholders’ equity attributable to Barinthus Biotherapeutics plc shareholders	74,208	130,029
Noncontrolling interest	84	106
Total stockholders’ equity	$74,292	$130,135
Total liabilities and stockholders’ equity	$98,169	$160,327

BARINTHUS BIOTHERAPEUTICS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)
(UNAUDITED)

	Twelve months ended
	December 31, 2025	December 31, 2024
License revenue [1]	$—	$14,969
Total revenue	—	14,969
Operating expenses
Research and development	$25,564	$42,236
General and administrative	40,830	29,670
Impairment of intangible assets	4,667	—
Goodwill impairment	—	12,209
Total operating expenses	71,061	84,115
Other operating income	506	1,176
Loss from operations	(70,555)	(67,970)
Other income/(expense):
Interest income	1,957	2,678
Interest expense	(51)	(53)
Research and development incentives	2,000	3,983
Other income	16	135
Total other income, net	3,922	6,743
Loss before income tax	(66,633)	(61,227)
Tax benefit	175	44
Net loss	(66,458)	(61,183)
Net loss attributable to noncontrolling interest	30	109
Net loss attributable to Barinthus Biotherapeutics plc shareholders	(66,428)	(61,074)

Weighted-average ordinary shares outstanding, basic	40,527,218	39,348,240
Weighted-average ordinary shares outstanding, diluted	40,527,218	39,348,240
Net loss per share attributable to ordinary shareholders, basic	$(1.64)	$(1.55)
Net loss per share attributable to ordinary shareholders, diluted	$(1.64)	$(1.55)

Net loss	$(66,458)	$(61,183)
Other comprehensive gain/(loss) – foreign currency translation adjustments	10,145	(2,549)
Comprehensive loss	(56,313)	(63,732)
Comprehensive loss/(gain) attributable to noncontrolling interest	22	105
Comprehensive loss attributable to Barinthus Biotherapeutics plc shareholders	$(56,291)	$(63,627)
1 Includes license revenue from related parties for the year ended December 31, 2025 of nil (year ended December 31, 2024: $15.0 million).

Company contact:
ir@barinthusbio.com